UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2014

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2014 and effective as of November 6, 2014, the Board of Directors and a majority of the stockholders of XCel Brands, Inc. (the “Company”) approved the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) and the Second Restated and Amended Bylaws of the Company (the “Second Restated and Amended Bylaws”).

The Amended and Restated Certificate of Incorporation amends and restates the Company’s Certificate of Incorporation in order to (a) increase the total number of authorized shares of capital stock which the Company shall have authority to issue from 26,000,000 shares, consisting of 25,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 36,000,000 shares, consisting of 35,000,000 shares of common stock and 1,000,000 shares of preferred stock, (b) eliminate the staggered board provision and (c) provide for the election of directors to the Company’s Board of Directors by a majority, rather than plurality, vote. The Second Amended and Restated Bylaws amend and restate the bylaws of the Company in order to (a) eliminate the staggered board provision and (b) provide for the election of directors to the Company’s Board of Directors by a majority, rather than plurality, vote.

The foregoing summaries of the Amended and Restated Certificate of Incorporation and Second Restated and Amended Bylaws are qualified in their entirety by reference to the text of the Amended and Restated Certificate of Incorporation and the Second Restated and Amended Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

No. 3.1	Amended and Restated Certificate of Incorporation of Xcel Brands, Inc.

No. 3.2	Second Restated and Amended By-laws of Xcel Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: November 7, 2014